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                                  EXHIBIT 5.1
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                                  [LETTERHEAD]

                                 March 29, 1996                      EXHIBIT 5.1

Paxson Communications Corporation
601 Clearwater Park Road
West Palm Beach, Florida 33401

     Re:  Registration Statement on Form S-1

Gentlemen:

     We refer to the Registration Statement (the "Registration Statement") on Form S-1, filed by Paxson Communications Corporation (the "Company"), with the Securities and Exchange Commission, for the purpose of registering under the Securities Act of 1933 (the "Securities Act") an aggregate of 2,300,000 shares of the Company's Class A Common Stock, par value $.001 per share (the "Common Stock"), to be offered to the public pursuant to an underwriting agreement (the "Underwriting Agreement") between the Company, certain selling shareholders of the Company, and Smith Barney Inc., as representative of the underwriters and pursuant to an underwriting agreement (the "International Underwriting Agreement"), between the Company, certain selling shareholders, and Smith Barney Inc., as representative of the managers. The Registration Statement incorporates by reference the contents of a Registration Statement on Form S-1 (Registration No. 333-473), which was declared effective on March 28, 1996.

     In connection with the foregoing registration, we have acted as counsel for the Company, and have examined originals, or copies certified to our satisfaction, of all such corporate records of the Company, certificates of public officials and representatives of the Company, and other documents as we deemed necessary to require as a basis for the opinion hereafter expressed.

     Based upon the foregoing, and having regard for legal considerations that we deem relevant, it is our opinion that the Common Stock will be, when and if issued in accordance with the Underwriting Agreement and the International Underwriting Agreement, duly authorized, legally issued and fully paid and non-assessable.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, and to the reference to this firm under the caption "Legal Matters" contained in the prospectus filed as a part thereof. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                          Very truly yours,

                                          /s/  Holland & Knight

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                                          HOLLAND & KNIGHT